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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                             ----------------------

       Date of Report (Date of earliest event reported): November 18, 2003

                             RMH TELESERVICES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


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
          Pennsylvania                           0-21333                     23-2250564
---------------------------------       ------------------------      -----------------------
  (State or other jurisdiction          (Commission File Number)         (I.R.S. Employer
       of incorporation)                                              Identification Number)
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             15 Campus Boulevard, Newtown Square, Pennsylvania 19073
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          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (610) 325-3100
                                                           --------------

                                Not applicable.
          -----------------------------------------------------------
          Former name or former address, if changed since last report

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Item 5. Other Events and Regulation FD Disclosure.

         On November 18, 2003, the Company and NCO Group, Inc. issued a joint press release announcing that they had entered into a definitive agreement providing for the acquisition of the Company by NCO Group, Inc. A copy of that press release is attached hereto as Exhibit 99.1. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1. In connection with the transaction, NCO also entered into Voting Agreements, in the forms attached herein as Exhibits 99.2 and 99.3, with certain shareholders of RMH holding approximately 38% of RMH's common stock, on a fully diluted basis, pursuant to which such shareholders agreed to vote their shares in favor of the merger. The information contained in the Agreement and Plan of Merger, the Voting Agreements and press release is incorporated herein by reference.



Item 7. Financial Statements and Exhibits.

         (a)   Financial Statements of Businesses Acquired

         Not Applicable

         (b)   Pro Forma Financial Information

         Not Applicable

         (c)   Exhibits

         The following exhibits are filed with this Report on Form 8-K:

Number     Title
------     -----

2.1 Agreement and Plan of Merger by and among NCO Group, Inc., NCOG Acquisition Corporation, and RMH Teleservices, Inc., dated as of November 18, 2003. (The schedules and exhibits to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. RMH Teleservices, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.)

99.1 Joint Press Release of NCO Group, Inc. and RMH Teleservices, Inc. dated November 18, 2003.

99.2       Form of Voting Agreement.

99.3       Form of Voting Agreement.
                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RMH TELESERVICES, INC.



                                By:  /s/ John R. Schwab
                                     ------------------------------------------
                                     John R. Schwab
                                     Chief Financial Officer


Date: November 20, 2003